UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

CoreSite Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2011, CoreSite Realty Corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2012 Annual Meeting of Stockholders or until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	16,275,352	183,147	1,843,240
Thomas M. Ray	16,405,031	53,468	1,843,240
James A. Attwood, Jr.	16,067,848	390,651	1,843,240
Michael Koehler	16,409,611	48,888	1,843,240
Paul E. Szurek	16,409,611	48,888	1,843,240
J. David Thompson	16,410,011	48,488	1,843,240
David A. Wilson	16,409,011	49,488	1,843,240

Proposal 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,259,742	34,561	7,436	0

Proposal 3. Resolution to approve, on a non-binding, advisory basis, executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,399,206	43,832	15,461	1,843,240

Proposal 4. Recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
13,275,202	21,691	3,149,097	12,509	1,843,240

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: May 24, 2011	By:	/s/ Derek S. McCandless

	Name:	Derek S. McCandless
	Title:	Senior Vice President, Legal, and General Counsel